     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1998


                                                      REGISTRATION NO. 333-47409

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              MEDAPHIS CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

            DELAWARE                            7374                           58-1651222
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                       2700 CUMBERLAND PARKWAY, SUITE 300
                             ATLANTA, GEORGIA 30339
                                 (770) 444-5300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              RANDOLPH L.M. HUTTO                                     COPY TO:
  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL                    PAUL T. SCHNELL
              MEDAPHIS CORPORATION                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
       2700 CUMBERLAND PARKWAY, SUITE 300                         919 THIRD AVENUE
             ATLANTA, GEORGIA 30339                           NEW YORK, NEW YORK 10022
                 (770) 444-5300                                    (312) 735-3000
    (Name, address, including zip code, and
                telephone number,
   including area code, of agent for service)

                                                     JURISDICTION         PRIMARY STANDARD        I.R.S. EMPLOYER
                                                          OF                 INDUSTRIAL           IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                INCORPORATION   CLASSIFICATION CODE NUMBER       NUMBER
-------------------------------------                -------------   --------------------------   ---------------
Medaphis Physician Services Corporation............    Georgia                  7374                58-1953146
Gottlieb's Financial Services, Inc. ...............    Georgia                  7374                58-2062951
Medical Management Sciences, Inc. .................   Maryland                  7374                52-1068115
Medaphis Services Corporation......................    Georgia                  7374                58-1996009
Medaphis Healthcare Information Technology
  Company..........................................    Georgia                  7371                58-2195433
Automation Atwork..................................  California                 7371                94-2895826
Consort Technologies, Inc. ........................    Georgia                  7371                58-1769437
Health Data Sciences Corporation...................   Delaware                  7371                95-3846477
BSG Corporation....................................   Delaware                  7373                51-0333775
AssetCare, Inc. ...................................    Georgia                  7322                58-1893956
National Healthcare Technologies, Inc. ............    Indiana                  7374                35-1865406
BSG Alliance/IT, Inc. .............................   Delaware                  7373                51-0333999
BSG Government Solutions, Inc. ....................   Maryland                  7373                52-1726810

* Address and telephone number of principal executive offices are the same as those of Medaphis Corporation.

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________


     THE REGISTRANTS HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Each of Medaphis Corporation's, Health Data Sciences Corporation's and BSG Alliance/IT, Inc.'s bylaws provide that each person who was or is made a party to, is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of either Medaphis Corporation, Health Data Sciences Corporation, or BSG Alliance/IT(or is or was serving at the request of either Medaphis Corporation, Health Data Sciences Corporation, or BSG Alliance/IT as a director, officer, employee or agent of another entity), will be indemnified and held harmless by Medaphis Corporation, Health Data Science Corporation or BSG Alliance/IT, Inc., as the case may be, to the fullest extent permitted by the Delaware General Corporation Law as it currently exists or is later amended. BSG Corporation's bylaws provide that directors and officers will be indemnified to the fullest extent not prohibited by law.


     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expense as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.


     Each of Medaphis Corporation's, Health Data Sciences Corporation's, BSG Corporation's and BSG Alliance/IT, Inc.'s (collectively, the "Delaware Corporations") certificate of incorporation provides that a director of any of the Delaware Corporations shall not be personally liable to such Delaware Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such Delaware Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.



     Medaphis Corporation maintains directors and officers liability insurance coverage. Such policies have a deductible of $150,000, and an annual per occurrence and aggregate cap on coverage of $50 million.



     The foregoing summary is qualified in its entirety by reference to the complete text of the statute, the certificates of incorporation and bylaws referred to above.



     The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of BSG Government Solutions, Inc. ("BSG") and the by-laws of

Medical Management Sciences, Inc. (together with BSG, the "Maryland Corporations") contain a provision which eliminates liabilities for the payment of money damages to the maximum extent permitted by Maryland law.



     The BSG by-laws authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of BSG and at the request of BSG, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of BSG status. The bylaws of BSG obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse expenses in advance of final disposition.



     The MGCL requires a corporation (unless its charter provides otherwise, which neither of the Maryland Corporations' charters do) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.



     The foregoing statements are subject to the detailed provisions of the MGCL and the Maryland Companies' charters and by-laws.



     Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer.

     Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.



     The bylaws of Automation Atwork obligate Automation Atwork to indemnify its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, subject to certain exceptions in connection with an action by or in right of Automation Atwork to procure a judgment in its favor, if such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding had no reason to believe the conduct of such person was unlawful; provided that the directors, shareholders or the court in which such case was pending approved the indemnification or, such agent was successful on the merits in a defense.



     The foregoing summaries are necessarily subject to the complete text of the statute, the articles and the bylaws of Automation Atwork and are qualified in their entirety by reference thereto.



     National Healthcare Technologies, Inc. is empowered by Chapter 37 of the Indiana Business Corporation Law (the "IBCL"), subject to the procedures and limitations therein, to indemnify any person against expenses (including counsel fees) and the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such person is made a party by reason of such person's being or having been a director, officer, employee or agent of National Healthcare Technologies, Inc. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under a corporation's articles of incorporation or bylaws, vote of directors or stockholders, or otherwise.



     Article VII of National Healthcare Technologies, Inc.'s articles of incorporation allows National Healthcare Technologies, Inc. to indemnify past or present directors in connection with any liability arising by reason of such person's status as a past or present director of National Healthcare Technologies, Inc. if such person is determined to have met the standard of conduct specified in Chapter 37 of the IBCL.



     The foregoing statements are subject to the detailed provisions of the IBCL and National Healthcare Technologies, Inc.'s articles of incorporation.



     The Georgia Business Corporation Code (the "GBCC") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). Gottlieb Financial Services, Inc.'s, Medaphis Healthcare Information Technology Company's, Medaphis Physician Services Corporation's and Medical Services Corporation's articles of incorporation exonerate such corporation's directors from monetary liability to the extent permitted by this statutory provision.



     The bylaws of AssetCare, Inc., ("AssetCare") provide that AssetCare shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of AssetCare), by reason of the fact that such person is or was a director or officer of AssetCare, or is or was serving at the request of Asset Care as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of AssetCare (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the GBCC.



     Each of the bylaws of Gottlieb Financial Services, Inc., Medaphis Healthcare Information Technology Company, Medaphis Physician Services Corporation and Medaphis Services Corporation provide that each person who is or was a director or officer of such corporation, and each person who is or was a director or officer of such corporation who at the request of such corporation is serving or has served as an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by such corporation against those expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are allowed to be paid or reimbursed by the corporation under the laws of the State of Georgia and which are actually and reasonably incurred in connection with any action, suit, or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of such corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed therein. In any instance where the laws of the State of Georgia permit indemnification to be provided to persons who are or have been an officer or director of the corporation or who are or have been an officer, director, partner, joint venturer or trustee of any such other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person the corporation shall promptly cause such determination to be made by the shareholders of such corporation, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.



     The foregoing summary is qualified in its entirety by reference to the complete text of the GBCC, the certificates of incorporation and bylaws referred to above.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. Exhibits


EXHIBIT
  NO.                                    DOCUMENT
-------                                  --------
  3.1      --  Amended and Restated Certificate of Incorporation of
               Registrant (incorporated by reference to Exhibit 3.1 to
               Registration Statement on Form S-1, File No. 33-42216).
  3.2      --  Certificate of Amendment of Certificate of Incorporation of
               Registrant (incorporated by reference to Exhibit 3 to
               Quarterly Report on Form 10-Q for the quarterly period ended
               March 31, 1993).
  3.3      --  Certificate of Amendment of Certificate of Incorporation of
               Registrant (incorporated by reference to Exhibit 3.3 to
               Registration Statement on Form 8-A/A, filed on March 28,
               1995).
  3.4      --  Certificate of Amendment of Amended and Restated Certificate
               of Incorporation of Registrant (incorporated by reference to
               Exhibit 4.4 to Registration Statement on Form S-8,
               Registration No. 333-03213).
  3.5      --  Certificate of Amendment of Amended and Restated Certificate
               of Incorporation of Registrant (incorporated by reference to
               Exhibit 3.5 to Quarterly Report on Form 10-Q for the
               quarterly period ended June 30, 1997).
  3.6      --  Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.6 to Quarterly Report on Form 10-Q
               for the quarterly period ended June 30, 1997).
  3.7      --  Articles of Incorporation of Medaphis Physician Services
               Corporation.
  3.8      --  By-laws of Medaphis Physician Services Corporation.
  3.9      --  Articles of Incorporation of Gottlieb's Financial Services,
               Inc.

EXHIBIT
  NO.                                    DOCUMENT
-------                                  --------
  3.10     --  By-laws of Gottlieb's Financial Services, Inc.
  3.11     --  Articles of Incorporation of Medical Management Sciences,
               Inc.
  3.12     --  By-laws of Medical Management Sciences, Inc.**
  3.13     --  Articles of Incorporation of Medaphis Services Corporation.
  3.14     --  By-laws of Medaphis Services Corporation.
  3.15     --  Articles of Incorporation of Medaphis Healthcare Information
               Technology Company.
  3.16     --  By-laws of Medaphis Healthcare Information Technology
               Company.
  3.17     --  Articles of Incorporation of Automation Atwork.
  3.18     --  By-laws of Automation Atwork.
  3.19     --  Articles of Incorporation of Consort Technologies, Inc.
  3.20     --  By-laws of Consort Technologies, Inc.
  3.21     --  Certificate of Incorporation of Health Data Sciences
               Corporation.
  3.22     --  By-laws of Health Data Sciences Corporation.
  3.23     --  Certificate of Incorporation of BSG Corporation.
  3.24     --  By-laws of BSG Corporation.
  3.25     --  Articles of Incorporation of AssetCare, Inc.
  3.26     --  By-laws of AssetCare, Inc.
  3.27     --  Articles of Incorporation of National Healthcare
               Technologies, Inc.
  3.28     --  By-laws of National Healthcare Technologies, Inc.
  3.29     --  Certificate of Incorporation of BSG Alliance/IT, Inc.
  3.30     --  By-laws of BSG Alliance/IT, Inc.
  3.31     --  Articles of Incorporation of BSG Government Solutions, Inc.
  3.32     --  By-laws of BSG Government Solutions, Inc.
  4.1      --  Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Annual Report on Form 10-K for the year
               ended December 31, 1995, File No. 000-19480 (the "1995 Form
               10-K").
  4.2      --  Form of Option Agreement relating to Registrant's Stock
               Option Plan (incorporated by reference to Exhibit 4.2 to
               Registration Statement on Form S-1, File No. 33-42216).
  4.3      --  Form of Option Agreement relating to Registrant's Executive
               Performance Plan (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1, File No. 33-42216).
  4.4      --  Form of Option Agreement relating to Registrant's Stock
               Option Plan for Employees of Acquired Companies
               (incorporated by reference to Exhibit 4.4 to Registration
               Statement on Form S-3, File No. 33-71552).
  4.5      --  Form of Option Agreement relating to Registrant's Restricted
               Stock Plan (incorporated by reference to Exhibit 4.5 to the
               1995 Form 10-K).
  4.6      --  Form of Option Agreement relating to Registrant's
               Non-Employee Director Stock Option Plan (incorporated by
               reference to Exhibit 4.6 to the 1995 Form 10-K).
  4.7      --  Registration Rights Agreement, dated as of March 17, 1995, by and among Registrant, David Michael Warner and John P.
               Holton (incorporated by reference to Exhibit 4.10 to Annual
               Report on Form 10-K for the year ended December 31, 1994,
               File No. 000-19480 (the "1994 Form 10-K")).
  4.8      --  Form of Common Stock Purchase Warrant issued to Fredrica
               Morf and Ursula Nelson (incorporated by reference to Exhibit
               4.19 to the 1994 Form 10-K).

EXHIBIT
  NO.                                    DOCUMENT
-------                                  --------
  4.9      --  Form of Warrant issued to one or more lenders pursuant to
               Registrant's Second Amended and Restated Credit Agreement,
               dated as of February 4, 1997 (incorporated by reference to
               Exhibit 4.1 to Current Report on Form 8-K filed on February
               18, 1997).
  4.10     --  Form of Registration Rights Agreement among Registrant,
               Mahmoud R. Ghavi, Barry G. Wahlig, William L. McCready, and
               Kimberly D. Elkins (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on December 5, 1995).
  4.11     --  Form of Registration Rights Agreement among Registrant,
               William J. DeZonia, Lori T. Caudill, Carol T. Shumaker,
               Alyson T. Stinson, James F. Thacker, James F. Thacker
               Retained Annuity Trust and Paulanne H. Thacker Retained
               Annuity Trust (incorporated by reference to Exhibit 4.1 to
               Current Report on Form 8-K filed on January 19, 1996).
  4.12     --  Form of Registration Rights Agreement among Registrant,
               Raymond J. Noorda and Steven G. Papermaster (incorporated by reference to Exhibit 4.17 to Registration Statement on Form
               S-4, File No. 33-2506).
  4.13     --  Form of Registration Rights Agreement among Registrant,
               Michael Clark, Andrei Mitran, and Steven Theidke
               (incorporated by reference to Exhibit 4.18 to Registration
               Statement on Form S-4, File No. 33-2506).
  4.14     --  Notice of Redemption for 6.5% Convertible Subordinated
               Debentures Due 2000 (incorporated by reference to Exhibit
               4.21 to the 1995 Form 10-K).
  4.15     --  Registration Rights Agreement dated as of February 20, 1998 among the Registrant, the Subsidiary Guarantors, and
               Donaldson Lufkin & Jenrette Securities Corporation.*
  4.16     --  Credit Agreement dated as of February 13, 1998 among the
               Registrant, as the Borrower, Various Financial Institutions
               From Time to Time Parties Thereto, as the Lenders, DLJ
               Capital Funding, Inc. as Syndication Agent for the Lenders,
               and Wachovia Bank N.A. as Administrative Agent for the
               Lenders, (incorporated by reference to Exhibit 10.1 to
               Current Report on Form 8-K filed on March 2, 1998)
               (including form of note).
  4.17     --  Subsidiary Guaranty dated February 20, 1998, among the domestic subsidiaries of the Registrant and Wachovia Bank,
               N.A., as Administrative Agent (incorporated by reference to
               Exhibit 10.2 to Current Report on Form 8-K filed on March 2,
               1998).
  4.18     --  Indenture dated as of February 20, 1998 among the Registrant as Issuer, the Subsidiary Guarantors named in the Indenture and State Street Bank and Trust Company, as trustee
               (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K Filed on March 2, 1998) (including form of
               note).
  4.19     --  Form of Option Agreement relating to Registrant's
               Non-Qualified Stock Option Plan for Non-Executive Employees
               (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-K for the fiscal year ended December 31, 1996,
               File No. 000-19480).
  5.1      --  Opinion of Randolph L. M. Hutto.
  5.2      --  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
 12.1      --  Statement re: Computation of Ratios.*
 23.1      --  Consent of Price Waterhouse.*
 23.2      --  Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.2).
 24.1      --  Powers of Attorney (included in signature page to
               registration statement).*
 25.1      --  Statement of Eligibility of Trustee on Form T-1.*

EXHIBIT
  NO.                                    DOCUMENT
-------                                  --------
 99.1      --  Form of Letter of Transmittal.*
 99.2      --  Form of Notice of Guaranteed Delivery.*
 99.3      --  Form of Tender Instruction.*


---------------


*  Previously filed.


** To be filed by amendment.


ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 24, 1998.


                                          MEDAPHIS CORPORATION

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          MEDAPHIS PHYSICIAN SERVICES
                                          CORPORATION

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          GOTTLIEB'S FINANCIAL SERVICES, INC.

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          MEDICAL MANAGEMENT SCIENCES, INC.

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          MEDAPHIS SERVICES CORPORATION

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          MEDAPHIS HEALTHCARE INFORMATION
                                          TECHNOLOGY COMPANY

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          AUTOMATION ATWORK

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                                          Chairman

                                          CONSORT TECHNOLOGIES, INC.

                                          By:      /s/ DAVID E. MCDOWELL
                                              ----------------------------------
                                                     David E. McDowell
                                                          Chairman

                                          HEALTH DATA SCIENCES CORPORATION

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                                          Chairman

                                          BSG CORPORATION

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          ASSETCARE, INC.

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          NATIONAL HEALTHCARE
                                          TECHNOLOGIES, INC.

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          BSG ALLIANCE/IT, INC.

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                            Chairman and Chief Executive Officer

                                          BSG GOVERNMENT SOLUTIONS, INC.

                                          By:     /s/ DAVID E. MCDOWELL
                                            ------------------------------------
                                                     David E. McDowell
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated below on March 24, 1998.


MEDAPHIS CORPORATION


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                /s/ DAVID E. MCDOWELL                    Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE*                    Executive Vice President and Chief Financial
-----------------------------------------------------      Officer
                  Allen W. Ritchie

               /s/ MARK P. COLONNESE*                    Vice President, Corporate Controller and
-----------------------------------------------------      Principal Accounting Officer
                  Mark P. Colonnese

             /s/ ROBERT C. BELLAS, JR.*                  Director
-----------------------------------------------------
                Robert C. Bellas, Jr.

                  /s/ JOHN C. POPE*                      Director
-----------------------------------------------------
                    John C. Pope

            /s/ DAVID R. HOLBROOKE, M.D.*                Director
-----------------------------------------------------
              David R. Holbrooke, M.D.

                /s/ DENNIS A. PRYOR*                     Director
-----------------------------------------------------
                   Dennis A. Pryor

             /s/ C. CHRISTOPHER TROWER*                  Director
-----------------------------------------------------
                C. Christopher Trower


MEDAPHIS PHYSICIAN SERVICES CORPORATION


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                /s/ DAVID E. MCDOWELL                    Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE*                    Executive Vice President, Chief Financial
-----------------------------------------------------      Officer and Principal Accounting Officer
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                  Director
-----------------------------------------------------
                Randolph L. M. Hutto


GOTTLIEB'S FINANCIAL SERVICES, INC.


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                /s/ DAVID E. MCDOWELL                    Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE*                    Executive Vice President, Chief Financial
-----------------------------------------------------      Officer and Principal Accounting Officer
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                  Director
-----------------------------------------------------
                Randolph L. M. Hutto

MEDICAL MANAGEMENT SCIENCES, INC.


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                /s/ DAVID E. MCDOWELL                    Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE*                    Executive Vice President, Chief Financial
-----------------------------------------------------      Officer and Principal Accounting Officer
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                  Director
-----------------------------------------------------
                Randolph L. M. Hutto


MEDAPHIS SERVICES CORPORATION


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                /s/ DAVID E. MCDOWELL                    Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE*                    Executive Vice President, Chief Financial
-----------------------------------------------------      Officer and Principal Accounting Officer
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                  Director
-----------------------------------------------------
                Randolph L. M. Hutto


MEDAPHIS HEALTHCARE INFORMATION TECHNOLOGY COMPANY


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                /s/ DAVID E. MCDOWELL                    Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ CARL D. BLANDINO*                    Chief Financial Officer
-----------------------------------------------------
                  Carl D. Blandino

                /s/ ALLEN W. RITCHIE*                    Principal Accounting Officer
-----------------------------------------------------
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                  Director
-----------------------------------------------------
                Randolph L. M. Hutto


AUTOMATION ATWORK


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                /s/ DAVID E. MCDOWELL                    Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ CARL D. BLANDINO*                    Chief Financial Officer
-----------------------------------------------------
                  Carl D. Blandino

                /s/ ALLEN W. RITCHIE*                    Principal Accounting Officer
-----------------------------------------------------
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                  Director
-----------------------------------------------------
                Randolph L. M. Hutto

CONSORT TECHNOLOGIES, INC.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ DAVID E. MCDOWELL                  Chairman, Chief Executive
-----------------------------------------------------
                  David E. McDowell

                /s/ CARL D. BLANDINO*                  Chief Financial Officer
-----------------------------------------------------
                  Carl D. Blandino

                /s/ ALLEN W. RITCHIE*                  Principal Accounting Officer
-----------------------------------------------------
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                Director
-----------------------------------------------------
                Randolph L. M. Hutto


HEALTH DATA SCIENCES CORPORATION


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ DAVID E. MCDOWELL                  Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ KAREN C. MILLER*                   Chief Financial Officer
-----------------------------------------------------
                   Karen C. Miller

                /s/ ALLEN W. RITCHIE*                  Principal Accounting Officer
-----------------------------------------------------
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                Director
-----------------------------------------------------
                Randolph L. M. Hutto


BSG CORPORATION


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ DAVID E. MCDOWELL                  Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ CARL D. BLANDINO*                  Chief Financial Officer
-----------------------------------------------------
                  Carl D. Blandino

                /s/ ALLEN W. RITCHIE*                  Principal Accounting Officer
-----------------------------------------------------
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                Director
-----------------------------------------------------
                Randolph L. M. Hutto

ASSETCARE, INC.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ DAVID E. MCDOWELL                  Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE*                  Executive Vice President, Chief Financial
-----------------------------------------------------    Officer and Principal Accounting Officer
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                Director
-----------------------------------------------------
                Randolph L. M. Hutto


NATIONAL HEALTHCARE TECHNOLOGIES, INC.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ DAVID E. MCDOWELL                  Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE*                  Executive Vice President, Chief Financial
-----------------------------------------------------    Officer and Principal Accounting Officer
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                Director
-----------------------------------------------------
                Randolph L. M. Hutto


BSG ALLIANCE/IT, INC.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ DAVID E. MCDOWELL                  Chairman, Chief Executive Officer and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE*                  Executive Vice President, Chief Financial
-----------------------------------------------------    Officer and Principal Accounting Officer
                  Allen W. Ritchie

              /s/ RANDOLPH L. M. HUTTO*                Director
-----------------------------------------------------
                Randolph L. M. Hutto

BSG GOVERNMENT SOLUTIONS, INC.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ DAVID E. MCDOWELL                  Chairman and Chief Executive Officer
-----------------------------------------------------
                  David E. McDowell

                /s/ CARL D. BLANDINO*                  Chief Financial Officer
-----------------------------------------------------
                  Carl D. Blandino

                /s/ ALLEN W. RITCHIE*                  Principal Accounting Officer
-----------------------------------------------------
                  Allen W. Ritchie

                /s/ LEWIS E. LARSON*                   Director
-----------------------------------------------------
                   Lewis E. Larson

                 /s/ JAMES A. LONG*                    Director
-----------------------------------------------------
                    James A. Long

              *By /s/ DAVID E. MCDOWELL
  ------------------------------------------------
                  David E. McDowell
                  Attorney-in-fact